Exhibit 21.1

SunCoke Energy, Inc.
Subsidiaries of the Registrant

Company Name:	Registration

The Claymont Investment Company LLC        DE

SunCoke Technology and Development LLC        DE
—Sun Coke East Servicios de Coquelificaçäo Ltda. (1%)    Brazil

Sun Coke International, Inc.        DE
—Sun Coke East Servicios de Coquelificaçäo Ltda. (99%)    Brazil
—Sun Coke Europe Holding B.V.            Netherlands
——SunCoke India Private Limited (99%)        India
——VISA SunCoke Limited (49%)            India
—Sol Coqueria Tubarão Ltda. (<1.0%)        Brazil
—SunCoke India Private Limited (1%)        India

Sun Coal & Coke LLC        IN
—Indiana Harbor Coke Corporation        DE
——Indiana Harbor Coke Company L.P. (84.2%)        DE
—Indiana Harbor Coke Company        DE
____Indiana Harbor Coke Company L.P. (1%)        DE
—Gateway Energy & Coke Company, LLC (2%)        DE
—Haverhill Coke Company LLC (2%)        DE
—Middletown Coke Company, LLC (2%)        DE
—SunCoke Energy South Shore, LLC        DE
—Elk River Minerals Corporation        VA
—Jewell Coke Acquisition Company        DE
____Jewell Coke Company, L.P. (2%)        DE
—SunCoke Domestic Finance Corp.        DE
—SunCoke Energy Partners GP LLC        DE
——SunCoke Energy Partners, L.P. (2%)        DE
—SunCoke Energy Partners, L.P. (53.9%)        DE
——SunCoke Energy Partners Finance Corp.        DE
——Haverhill Coke Company LLC (98%)        DE
——FF Farms Holdings LLC             DE
______Haverhill Cogeneration Company LLC        DE
——Middletown Coke Company, LLC (98%)        DE
———Middletown Cogeneration Company LLC        DE
——Gateway Energy & Coke Company, LLC (98%)    DE
________Gateway Cogeneration Company LLC        DE

Exhibit 21.1

____SunCoke Logistics LLC        DE
________SunCoke Lake Terminal LLC        DE
________Kanawha River Terminals LLC        DE
__________Marigold Dock, Inc.        DE
__________Ceredo Liquid Terminal LLC        DE
________Raven Energy LLC        DE
__________Jacobs Materials Handling LLC        DE

Jewell Resources Corporation        VA
—Jewell Coke Company, L.P. (98%)        VA
—Jewell Smokeless Coal Corporation        VA
—Jewell Coal & Coke Company, Inc.            VA
—Dismal River Terminal, LLC        DE
—Oakwood Red Ash Coal Corporation        VA